Exhibit 10.1

Centro NP LLC

420 Lexington Avenue, 7th Floor
New York, New York  10170

As of February 14, 2008

Bank of America, N.A.
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina  28255

Re:                               Amended and Restated Revolving Credit Agreement, dated July 31, 2007, by and among Centro NP LLC (the “Borrower”), the lenders party thereto (each, a “Lender”, and, collectively, the “Lenders”), and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Administrative Agent”, and together with the Lenders, the “Lender Parties”) (as previously amended, and as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); First Amendment to Amended and Restated Revolving Credit Argeement, dated as of December 16, 2007, by and among the Borrower, the Lender Parties, the Centro Parties referenced in the Loan Agreement (being, for avoidance of doubt, (i) CPT Manager Limited, as responsible entity of the Centro Property Trust  and (ii) Centro Properties Limited) and the Subsidiary Guarantors referenced in the Loan Agreement (the “First Amendment”); and Letter Agreement, dated as of January 14, 2008, by and among the Borrower, the Guarantors and the Lender Parties (the “January 14 Letter Agreement”, and collectively with the First Amendment and the January 14 Letter Agreement, the “Existing Agreements”).

Ladies and Gentlemen:

The purpose of this letter agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”, and collectively with the Loan Agreement and all related agreements and ancillary documents, the “Loan Documents”) is to set forth the terms and conditions of the agreement by and among the Borrower regarding the Borrower, Super and Super’s respective direct and indirect subsidiaries (including, without limitation, the Borrower, but excluding Joint Venture Entities (as defined in the Bridge Loan Agreement as defined below)) (collectively, the “Super Entities”) and the Lender Parties to extend the Maturity Date. This Agreement (i) is dated as of the date indicated above (the “Execution Date”), but, subject to satisfaction of the conditions to effectiveness set forth in Section 14 below, shall be and hereby is effective retroactive to December 16, 2007 (the “Effective Date”), and (ii) amends and restates the Existing Agreements in their entirety. Any capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

As used herein, the term “Other Bank/Noteholder Group Lenders” means, collectively, the lenders under the following facilities (collectively, the “Other Bank/Noteholder Group Facilities”):  (i) the Australian Credit Facility (as defined in Bridge Loan Agreement), (ii) the notes (the “2007 NPA”) issued pursuant to that certain Note Purchase and Guarantee Agreement, dated as of August 15, 2007, among CPT, the guarantors identified on the signature pages thereto and the holders of certain 6.34% Guaranteed Senior Notes, Series E, due August 15, 2015 and certain 6.43% Guaranteed Senior Notes, Series F, due August 15, 2017 (as previously amended and as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “2007 NPA Documents”), (iii) the notes (the “2005 NPA”) issued pursuant to that certain Note Purchase and Guarantee Agreement, dated as of August 15, 2005, by and among CPT, the guarantors identified on the signature pages thereto and the holders of certain 4.98% Guaranteed Senior Notes, Series A, due August 15, 2012, certain 5.21% Guaranteed Senior Notes, Series B, due August 15, 2012, certain 5.31% Guaranteed Senior Notes, Series C, due August 15, 2017 and certain 5.41% Guaranteed Senior Notes, Series D, due August 15, 2020 (as previously amended and as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “2005 NPA Documents”), (iv) the facility (the “Bridge Facility”) evidenced by that certain Amended and Restated Loan Agreement between Super LLC, certain lenders party thereto (the “Bridge Lenders”) and JPMorgan Chase Bank, N.A., as agent for the Bridge Lenders (in such capacity, “JPM”), dated as of August 1, 2007 (as previously amended and as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Bridge Loan Agreement”), and (v) the facilities (collectively, the “KeyBank Facilities”) evidenced by (I) that certain Unsecured Master Loan Agreement, dated September 28, 2007, by and among Centro GA America LLC, the lenders thereto and KeyBank National Association (“KeyBank”), as agent (as previously amended and as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “KeyBank Loan Agreement”), (II) that certain Secured Term Loan Agreement, dated November 10, 2005, by and between Centro GA America LLC and KeyBank (as previously amended and as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Galileo Loan Agreement”), and (III) that certain Credit and Reimbursement Agreement, dated October 23, 2003, by and among Centro GA America LLC, Galileo Sub LLC and KeyBank (as previously amended, and as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Reimbursement Agreement” and, collectively with the KeyBank Loan Agreement and the Galileo Loan Agreement, the “KeyBank Facilities Documents”). As used herein, the term “U.S. Bank Group Lenders” means, collectively, the Lender Parties, the Bridge Lenders, and KeyBank, as lender and/or agent, as applicable, under the KeyBank Facilities. As used herein, the term “Other Bank/Noteholder Group Facility Documents” shall mean, collectively, (A) the documents evidencing the Australian Credit Facility (the “Australian Credit Facility Documents”), (B) the Bridge Loan Agreement, (C) the KeyBank Facility Documents, (D) the 2005 NPA Documents, and (E) the 2007 NPA Documents. As used herein, the term “Centro

GA Entities” shall mean Centro GA America LLC and its direct and indirect subsidiaries. As used herein, the term “Australian Guarantor Entities” shall mean any direct or indirect wholly-owned subsidiary of each Centro Party that has provided or will provide a guaranty in respect of the Australian Credit Facility, the 2005 NPA, and/or the 2007 NPA, and any of their respective direct or indirect wholly-owned subsidiaries. The Borrower, the Guarantors, and each of the Lender Parties hereby agree as follows:

1.                                       Extension of Maturity Date; Extension Fee and Default Interest; Increased Margin; No Additional Borrowings; Professional Fees; Retainer.

(a)                                  Each of the Lender Parties hereby agrees that the Maturity Date shall be extended from December 31, 2007 to the date that is the earlier to occur of:  (i) September 30, 2008, and (ii) the date on which a Trigger Event Notice (as defined below) is delivered in accordance with Section 3 hereof, or the date on which a Trigger Event under Section 3(a) occurs (the time period elapsing between December 31, 2007 and the dates described in clauses (i) and (ii) being referred to herein as the “Extension Period”, and the date on which the Extension Period expires or terminates being referred to herein as the “Termination Date”).

(b)                                 (i)                                     The Borrower agrees to pay to the Lender Parties an extension fee under the Loan Documents in the amount of $3,292,952 (the “Extension Fee”), which shall be payable to the Lender Parties based on their respective Commitment Percentages.

(ii)                                  The Extension Fee shall be deemed fully earned on the Effective Date, but the Borrower shall not be required to remit payment of the Extension Fee to the Lender Parties until the Termination Date. The Extension Fee shall be deemed to be an absolute obligation of the Borrower under the Loan Agreement (collectively, such obligation and all other present and future obligations and liabilities, whether deemed principal, interest, additional interest, fees, expenses or otherwise of the Borrower to the Administrative Agent and the Lender Parties, including, without limitation, all obligations under (A) the Loan Agreement, (B) the Notes (including, without limitation, the Revolving Credit Notes and the Swing Loan Note), (C) the Letters of Credit, and (D) all other Loan Documents shall be referred to herein as the “Obligations”), and shall be due and payable on the Termination Date without further notice or demand made by the Lender Parties to the Borrower and/or the Guarantors. From and after the Termination Date, the Borrower shall pay default interest on any portion of the Extension Fee that remains unpaid and any other outstanding Obligations, in each case pursuant to the applicable terms of the Loan Agreement.

(iii)                               For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Extension Fee shall be payable solely upon the terms and conditions set forth above, and no separate fee of any nature or purpose similar to the Extension Fee is intended by the Lender Parties to be payable by the Borrower in connection with this Agreement or any other Loan Document. Notwithstanding the immediately preceding sentence, if at any time during the Extension Period any Other Bank/Noteholder Group Lender (A) requires payment of any Existing Bank/Noteholder Group Extension Fee (as defined below), the Extension Fee shall become immediately due and payable to the Lender Parties at the same time any such Existing Bank/Noteholder Group Extension Fee is so paid to such Other Bank/Noteholder Group Lender, or (B) assesses or requires payment of any Additional Bank/Noteholder Group Extension Fee (as defined below), the amount of the Extension Fee shall be increased by the amount equal to the product of (x) the percentage by which the total extension fees payable to the applicable Other Bank/Noteholder Group Lender has increased (measured as a percentage of outstanding obligations under the applicable Other Bank/Noteholder Group Facilities) as a result of any Additional Bank/Noteholder Group Extension Fee, multiplied by (y) the then outstanding amount of the Obligations (any such increase in the Extension Fee, an “Additional Extension Fee”) and shall become due and payable to the Lender Parties at such time as the Additional Bank/Noteholder Group Extension Fee is paid to such Other Bank/Noteholder Group Lender. In no event shall any Existing Bank/Noteholder Group Lender Extension Fee be paid, or any Additional Bank/Noteholder Group Extension Fee be paid, to the applicable Other Bank/Noteholder Group Lender on any date prior to the Termination Date without the concurrent payment of the Extension Fee and/or the Additional Extension Fee, as applicable to the Lender Parties. As used herein, the term “Existing Bank/Noteholder Group Extension Fee” shall mean any extension fee under or in connection with any of the Other Bank/Noteholder Group Facilities that has been provided for in writing and disclosed to the Lender Parties on the Execution Date (which disclosure shall be deemed satisfied if same is set forth in the Other Bank/Noteholder Group Extension Agreements (as defined below)). As used herein, “Additional Bank/Noteholder Group Extension Fee” shall mean any extension fee under or in connection with any of the Other Bank/Noteholder Group Facilities other than any such extension fee that is paid, assessed or otherwise provided for in writing and disclosed to the Lender Parties on the Execution Date (and, for the avoidance of doubt, any fee payable to any Other Bank/Noteholder Group Lender in connection with any new credit facility provided by such Other Bank/Noteholder Group Lender on or after the Execution Date shall not constitute an Additional Bank/Noteholder Group Extension Fee).

(c)                                  From and after the Effective Date, the Applicable Margin, whether applied to a LIBOR Loan, a Prime Rate Loan, or a Letter of Credit Commission Fee, shall be increased to 1.75% per annum (the “Increased Spread”); provided, however, that from the Effective Date through the Execution Date, the Borrower shall only be obligated to pay the Applicable Margin in effect prior to giving effect to the First Amendment in cash, and the differential between the Applicable Margin and the Increased Spread (the “Deferred Amount”) shall accrue on a daily basis (through and including the Execution Date) and be capitalized on September 30, 2008 (or, if a Trigger Event occurs, on the Termination Date), with no further interest or fee accrual on the Deferred Amount from and after the Execution Date until the date the Deferred Amount is so capitalized) and become due and payable on the Termination Date; and provided, further, that on and after the Execution Date, the Borrower shall be obligated to pay all interest accrued under the

Loan Agreement and Letter of Credit Commission Fees (calculated using the Increased Spread, but excluding the interest due and payable on the Termination Date as referenced above) in cash, which interest shall accrue (but not be compounded) on a daily basis and be paid on the first Business Day after the end of each month (or, if a Trigger Event occurs, on the Termination Date), and otherwise in accordance with the applicable terms of the Loan Agreement. Upon the occurrence of a Trigger Event, the first proviso of the immediately preceding sentence shall no longer apply and all interest shall instead be due and payable pursuant to the applicable terms of the Loan Agreement (as modified by this Section 1(c)) after an Event of Default has occurred. Further, if and to the extent the interest rate spread applicable to any of the Other Bank/Noteholder Group Facilities exceeds 1.75% per annum, the Applicable Spread shall be automatically adjusted mutatis mutandis so as to equal such increased amount, without any further action whatsoever by any party.

(d)                                 Notwithstanding anything to the contrary set forth in the Loan Documents, from and after the Effective Date, the Borrower shall not request and the Lenders shall have no obligation to make any extensions of credit under the Loan Agreement, including the making of any Loans or Letters of Credit (but excluding the one-time extension (commencing as of the Effective Date) of any Letters of Credit previously issued and outstanding, subject to the other terms and conditions of the Loan Agreement).

(e)                                  The Borrower hereby agrees to pay all reasonable professional fees and expenses incurred by the Lender Parties on or prior to the Execution Date in connection with the matters relating to this Agreement and the other Loan Documents (including, without limitation, any such fees and expenses incurred by the Lender Parties’ respective legal and financial advisors relating to any transactions in respect of any Super Entity prior to the Effective Date, whether or not any such transactions were consummated), to the extent such fees and expenses are accrued and unpaid as of the Execution Date. Subject to its receipt of summary invoices (it being understood and agreed that the presentment of such summary invoice shall not constitute a waiver of the attorney-client privilege or any other applicable privilege), on or prior to the Execution Date, the Borrower shall remit payment of such invoiced fees and expenses by wire transfer to the Administrative Agent’s counsel pursuant to wire transfer instructions to be provided by the Administrative Agent’s counsel to the Borrower, which transfer shall be actually received by the Administrative Agent’s counsel on or prior to 5:00 p.m. prevailing eastern time on February 20, 2008. From and after the Execution Date, the Borrower hereby agrees to pay promptly all reasonable out-of-pocket fees and expenses of the Lender Parties incurred in connection with the matters relating to this Agreement and the other Loan Documents on an ongoing basis, including, without limitation, in respect of any financial advisor to the Administrative Agent and the Lender Parties’ respective legal counsel (which fees and expenses shall not be and shall not be deemed to be subject to any maximum amount on account of anything set forth in the Budget, the Retainer Agreement, or any other document contemplated under this Agreement), in each case within seven (7) Business Days of presentment of any summary invoice (it being understood and agreed that the presentment of such summary invoice shall not constitute a waiver of the attorney-client privilege or any other applicable privilege) by (A) the financial advisor to the Administrative Agent or (B) any Lender Party or its respective legal counsel; provided, however, that the Borrower shall only be required to reimburse fees and expenses of one financial advisor providing advice in respect of this Agreement and the Loan Documents and all other matters relating hereto and thereto). As used herein, “Lender Party Expenses” shall mean all fees and expenses payable by the Borrower pursuant to this Section 1(e).

(f)                                    Promptly following the execution of this Agreement, the Borrower shall provide a cash deposit in the amount of $100,000 (the “Retainer”) to the Administrative Agent, to be held by the Administrative Agent in a separate account (the “Retainer Account”) and used to pay Lender Party Expenses. The Administrative Agent shall be entitled to apply any or all of the Retainer to payment of any Lender Party Expenses that have not been paid by the Borrower as and when required to be paid pursuant to Section 1(e) above. At any time that the balance held in the Retainer Account is less than $100,000, the Borrower hereby agrees to provide the Administrative Agent with additional funds sufficient to restore the balance in the Retainer Account to $100,000 promptly following the request of the Administrative Agent.

2.                                       Application of Prepayments.

(a)                                  Each of the Lender Parties agrees that, solely during the Extension Period, except as expressly provided herein, such Lender Party shall not demand payment or the turnover of amounts due under or in respect of the Loan Agreement (other than interest that is otherwise due in accordance with the Loan Agreement, as amended hereby), or exercise any right to net or set-off any amounts due, in each case under the Loan Agreement or applicable non-bankruptcy law. Without limiting the foregoing, solely during the Extension Period, except as provided in Section 2(b), (i) the Borrower shall not be required to make any mandatory prepayments of principal that would otherwise be required to be made to one or more of the Lender Parties pursuant to the Loan Agreement, and (ii) any proceeds generated from the sale of, or a condemnation or casualty with respect to, any property owned by a Super Entity that is not a Combined Pool Property (as defined below) shall be retained and held by such Super Entity (other than as permitted by the Budget (as defined below)), and no portion of such proceeds shall be transferred to any other entity or person except Borrower or one of its wholly-owned subsidiaries, until such time as such proceeds may be applied to outstanding obligations of the Super Entities in the manner agreed to by all of the U.S. Bank Group Lenders; provided, notwithstanding the fact that the definition of “Super Entities” does not include Joint Venture Entities, the foregoing restrictions with respect to the use of proceeds shall apply to any proceeds that are received by any Super Entity from any Joint Venture Entity; provided, however, nothing in this clause (ii) shall prohibit (w) any Super Entity from using any such proceeds to prepay any loan secured by such encumbered property owned by a Super Entity that is not a Combined Pool Property, where prepayments of the loan secured by such encumbered property are contractually required upon receipt by the applicable Super Entity of proceeds of a sale of, or a condemnation or casualty with respect to, such property), (x) any Super Entity from distribution to BPR Shopping Center, LLC such proceeds to be used by it to prepay or repay indebtedness under the Preston Ridge Facility (as defined below), in accordance with the terms and provisions of the documentation associated therewith, (y) the relevant Super Entity from using, in the case of a casualty event with respect to a property that is not a Combined Pool Property where the insurance proceeds payable to such Super Entity are less than 50% of the appraised value of such property immediately prior to the casualty event, any such insurance proceeds received by such Super Entity to reconstruct, rebuild or repair any such property, or (z) the relevant Super Entity from using any such proceeds to satisfy any cash obligations arising from the redemption of preferred stock units issued by Excel Realty Partners L.P. at any time on or prior to December 31, 2008 in an amount not to exceed $85,000,000. Provided no Trigger Event or Event of Default shall occur during the Extension Period, each of the Lender Parties agrees not to charge any default rate of interest during the Extension Period.

(b)                                 Any proceeds generated from the sale of, or a condemnation or casualty with respect to, any property owned by a Super Entity that is a Combined Pool Property shall be remitted by such Super Entity to Administrative Agent and applied by Administrative Agent to any outstanding obligations under the Loan Agreement until such time as all such obligations thereunder have been paid in full and all commitments under the Loan Agreement have been terminated; provided, however, notwithstanding the foregoing, the relevant Super Entity may use, in the case of a casualty event with respect to a property that is a Combined Pool Property where the insurance proceeds payable to such Super Entity are less than 50% of the appraised value of such property immediately prior to the casualty event, any such insurance proceeds received by such Super Entity to reconstruct, rebuild or repair any such property.

(c)                                  Except as provided in Section 2(b), unless the Lender Parties provide their prior written consent, any prepayments in respect of the Loan Agreement that are received by the Administrative Agent during the Extension Period shall be held by the Administrative Agent in an interest-bearing account and not applied to any of the Obligations, notwithstanding anything to the contrary set forth in the Loan Agreement; provided, however, upon any termination or expiration of the Extension Period in accordance with the terms hereof, the Administrative Agent shall apply all such prepayments in accordance with applicable provisions of the Loan Agreement (it being understood and agreed that, exclusively for purposes of sharing such prepayments among the Lender Parties, all such prepayments shall be deemed to have been received by the Administrative Agent after an Event of Default has occurred).

3.                                       Termination of Extension Period Upon or After Trigger Event. The Extension Period shall terminate upon delivery of written notice by the Administrative Agent to the Borrower (which written notice shall be delivered by the Administrative Agent to the Borrower unless the Administrative Agent is otherwise directed by all of the Lender Parties) (each, a “Trigger Event Notice”) upon the occurrence of any of the following events, at any time during the portion of the Extension Period from and after the Effective Date (each, a “Trigger Event”) (which Trigger Event, either individually or collectively, shall be deemed to be an Event of Default) (provided that, notwithstanding the foregoing, the termination of the Extension Period upon the occurrence of any Trigger Event described in Section 3(a) below shall be automatic and not require the delivery of any written notice to the Borrower or the Guarantors, or any other action of the parties hereto):

(a)                                  the commencement of any voluntary or involuntary bankruptcy case or proceeding, or the appointment of any trustee or the commencement of any receivership, winding up or similar proceedings, by or against any Centro Party and/or each of their respective direct and indirect majority-owned subsidiaries that are consolidated with such Centro Party, excluding the Super Entities and the Australian Guarantor Entities (collectively, the “Relevant Centro Entities”), and/or any of the Super Entities under title 11 of the United States Code, as amended, or otherwise, or any other similar law of any foreign jurisdiction, including, without limitation, any provision of the 2001 Corporations Act, as amended by the Corporations (Amendment) Insolvency Act 2007 in effect in Australia (as the same may be further amended);

(b)                                 if (i) any Other Bank/Noteholder Group Facility Document is terminated or modified in any manner adverse to the Centro Parties and/or the Super Entities, (ii) any Other Bank/Noteholder Group Extension Agreement (or any other similar agreement entered into after the Execution Date governing material indebtedness of the Centro Parties and/or the Super Entities) (x) terminates or lapses in accordance with its terms, (y) is amended or modified in any manner adverse to the Centro Parties and/or the Super Entities, or (z) is either in form or substance at the time of execution of such agreement unsatisfactory to the Lender Parties in any material respect, (iii) any of the Centro Parties and/or the Super Entities terminate or modify in any manner adverse to the Centro Parties and/or the Super Entities the transactions contemplated by any Other Bank/Noteholder Group Extension Agreement (or any other similar agreement entered into after the Execution Date governing material indebtedness of the Centro Parties and/or the Super Entities), or (iv) any event of default (after delivery of written notice, if any, and the expiration of any applicable grace period, but only to the extent not waived in writing prior to the delivery of a Trigger Event Notice) occurs under any loan agreement or other material financing agreement or contract to which any of the Centro Parties and/or the Super Entities is a party that is material to the financial condition or business affairs of the Centro Parties or the Super Entities, in each case taken as a whole;

(c)                                  the occurrence of any material violation of any of the terms of this Agreement by the Borrower or any Guarantor;

(d)                                 the occurrence of any Event of Default or an event of default (after delivery of written notice, if any, and the expiration of any applicable grace period, but only to the extent not waived in writing prior to the delivery of a Trigger Event Notice) on or after the Effective Date under any of (i) any Other Bank/Noteholder Group Facility Document, (ii) that certain revolving credit facility in the amount of $80,000,000 (the “Preston Ridge Facility”) proposed to be provided by the Lender Parties to BPR Shopping Center, LLC on or after the Execution Date and secured by a first mortgage lien on the property known as the Centre at Preston Ridge, Frisco, Texas (the “Preston Ridge Property”), (iii) any other existing credit facility or other similar agreement on an aggregate basis in excess of $10,000,000 to which any of the Centro Parties and/or the Super Entities is a party (but only if any obligations thereunder have been accelerated, whether automatically or by written notice, as applicable, following the occurrence of an event of default (after delivery of written notice, if any, and the expiration of any applicable grace period) but only to the extent not waived in writing prior to delivery of a Trigger Event Notice) under such credit facility or other similar agreement), or (iv) any material contract to which any of the Centro Parties or the Super Entities is a party is terminated as a result of a breach thereof and such termination could reasonably result in the incurrence of liability by such entity on an aggregate basis in excess of $10,000,000;

(e)                                  acts of fraud, intentional misrepresentations, criminal or willful misconduct or gross negligence by any of the Relevant Centro Entities or the Super Entities, respectively;

(f)                                    any payment of cash or other property by any Super Entity, respectively, in respect of any indebtedness or other obligations of any Super Entity (other than with respect to payments required to be made pursuant to the terms of the Loan Agreement, the Bridge Loan Agreement, the KeyBank Facilities Documents, the other credit facilities existing as between any of the Super Entities, Centro GA America LLC or subsidiaries of CWAR 14 LLC and KeyBank, or the documents evidencing the Preston Ridge Facility), or making any Restricted Payment (as defined in the First Amendment), declaring or making any dividends, distributions or other transfers by any Super Entity to any of the direct and indirect parent entities (and their respective trustees and subsidiaries that are not Super Entities) of the Super Entities (the “Centro Entities”), (including for avoidance of doubt the making of any Restricted Payment by Borrower to Super) making any upstream loans, or the payment of any management or similar fee, to any Centro Entity, except (i) as expressly provided in this Agreement, or (ii) with the prior consent of the Lender Parties; provided, however, notwithstanding the fact that the definition of “Super Entities” excludes Joint Venture Entities (as defined in the Bridge Loan Agreement as in effect on the date hereof), the foregoing restrictions on Restricted Payments or dividends or distributions and the other payments listed in this clause (f) shall apply to any proceeds from a Joint Venture Entity that are received by any Super Entity from any Joint Venture Entity; and provided, further, that the Super Entities shall be permitted to make payments to parties other than the Lender Parties in accordance with the budget annexed as Exhibit A hereto covering the period from the Execution Date through and including April 30, 2008 (the “Initial Budget”) and/or the Subsequent Budget (as defined below), as applicable (the Initial Budget and the Subsequent Budget, are together referred to herein as the “Budget”); and provided, further, that, with the consent of US Bank Group Lenders holding an aggregate of at least sixty percent (60%) of the Loan Amount (as defined in the Bridge Loan Agreement as in effect on the date hereof) and the outstanding principal balance of the Preston Ridge Facility, the KeyBank Facilities and the Loan Agreement (including the face amount of any letters of credit outstanding thereunder), the Initial Budget may be amended at any time upon the request of the Borrower; and provided, further, that notwithstanding anything contained in any Loan Document to the contrary, including, without limitation, Section 11.1 of the Loan Agreement, any Trigger Event arising as a result of payments made by a Super Entity which, but for the noncompliance of such payments with the Budget, would not have violated this Section 3(f) may be waived with the consent of US Bank Group Lenders holding an aggregate of at least sixty percent (60%) of the Loan Amount (as defined in the Bridge Loan Agreement as in effect on the date hereof) and the outstanding principal balance of the Preston Ridge Facility, the KeyBank Facilities and the Loan Agreement (including the face amount of any letters of credit outstanding thereunder) (it being understood and agreed that, for the avoidance of doubt, other than solely as set forth in the immediately preceding sentence, all terms and provisions of the Loan Documents concerning the respective rights of the Lender Parties to waive an Event of Default shall remain unchanged in all respects and are not impacted in any manner whatsoever by anything set forth in this Agreement); provided, further, that notwithstanding the foregoing, no such amendment to the Budget or waiver of non-compliance therewith shall be binding on the Lender Parties without their consent to the extent they relate to payments, including Restricted Payments, made to Super that are not contemplated by the Initial Budget (prior to any amendment thereto).

(g)                                 without the prior written consent of all of the Lender Parties, if any Relevant Centro Entity and/or any Super Entity that is not an obligor or guarantor as of January 12, 2008 in respect of existing indebtedness or obligations of any Centro Entity and/or Super Entity, as applicable (each, an “Obligor”) outstanding as of such date (“Centro Existing Indebtedness”) or is a released guarantor in respect of any of the guarantees set forth in Part I of Exhibit B  shall become obligated as a co-obligor, guarantor, surety or otherwise (including, without limitation, by reason of granting any liens or security interests upon any of its respective assets or property of any nature whatsoever) on or after such date in respect of some or all of the Centro Existing Indebtedness of any Centro Entity, or shall become at any time after the Execution Date an obligor, co-obligor, guarantor, surety or otherwise with respect to any indebtedness the proceeds of which are used in whole or in part to repay any Centro Existing Indebtedness; provided, however, for the avoidance of doubt, any Obligor that executed a written agreement on any date prior to January 12, 2008 pursuant to which it became obligated with respect to any revolving credit facility or similar agreement shall not be deemed to have become obligated with respect to indebtedness or obligations of any entity described in this Section 3(g) solely as a result of the borrowing and re-borrowing of monies under such revolving credit facility or similar agreement or the call on any letter of credit; and provided, further, that no Trigger Event shall be deemed to have occurred as a result of the execution and delivery by (i) the applicable Centro Entities in respect of the guarantees listed on Exhibit B hereto in connection with the Australian Credit Facility, the 2005 NPA, and the 2007 NPA, respectively (the “Additional Guarantees”) and the Further Additional Guarantees (as defined in the Other U.S. Bank Group Extension Agreement applicable to the Bridge Loan Agreement), in each case subject to and in accordance with the terms of Section 4(i) of this Agreement, (ii) the relevant Super Entities and Centro GA Entities of the Payment Guarantees (as defined below), and (iii) CPT and the applicable Centro Entities in respect of the loan and guarantees described in Section 5(d);

(h)                                 without the prior written consent of all of the Lender Parties, if any Super Entity grants, suffers the imposition of or permits (whether voluntary or involuntary) any liens or security interests upon any of its respective assets or property of any nature whatsoever in favor of any person, entity, partnership, corporation or creditor other than the Lender Parties, except for (i) Permitted Encumbrances (as defined in the

Bridge Loan Agreement but excluding subparagraphs (g) and (l) thereof), (ii) any liens or security interests to be granted to the U.S. Bank Group Lenders in accordance with Section 3(i) below, and (iii) any liens or security interests securing the debt permitted by subclause (i)(E) of Section 4(e) hereof;

(i)                                     the failure by the Borrower (or any successor entity) to use its reasonable best efforts to cause each of the relevant Super Entities and the Centro GA Entities, as applicable, to execute and deliver, as promptly as possible following the Execution Date (with a targeted delivery date on or prior to March 15, 2008, but in any event subject to the March 31, 2008 date set forth in Section 3(l) below), (i) to Administrative Agent to secure all obligations (but not more than $322,000,000 of principal amount of Loans and Letters of Credit thereunder) under the Loan Agreement (the “Bank of America Secured Loan Amount”), (A) valid and enforceable first lien mortgages, deeds of trust and deeds to secure debt (the “Bank of America Security Instruments”), in substantially the form provided by JPM to the Borrower on February 13, 2008 (the “Approved Security Instrument Form”), encumbering the properties owned by certain Super Entities and identified on Exhibit C hereto (collectively, the “Combined Pool Properties”) and (B) a valid and enforceable second lien deed of trust (the “Bank of America Preston Ridge Security Instrument”), substantially in the Approved Security Interest Form, encumbering the Preston Ridge Property (which shall be subordinated to the deeds of trust securing the Preston Ridge Facility pursuant to intercreditor terms described in Exhibit D hereto), (ii) to JPM to secure $350,000,000 of the Obligations (as defined in the Bridge Loan Agreement) (which shall be subordinated to repayment of the Bank of America Secured Loan Amount pursuant to intercreditor terms described on Exhibit D hereto) (the “Bridge Secured Loan Amount”), as evidenced by the Severed Notes (as defined below), (A) valid and enforceable second lien mortgages, deeds of trust and deeds to secure debt (the “Bridge Loan Security Instruments”), substantially in the Approved Security Interest Form, encumbering the Combined Pool Properties (which shall be subordinated to the Bank of America Security Instrument pursuant to intercreditor terms described on Exhibit D hereto), and (B) a valid and enforceable third lien deed of trust (the “Bridge Loan Preston Ridge Security Instrument”), substantially in the Approved Security Interest Form, encumbering the Preston Ridge Property (which shall be subordinated to the Bank of America Preston Ridge Security Instrument and the deed of trust securing the Preston Ridge Facility pursuant to intercreditor terms described on Exhibit D hereto), and (iii) to KeyBank to secure all obligations outstanding under the KeyBank Loan Agreement (the “KeyBank Secured Loan Amount”), valid and enforceable first lien mortgages, deeds of trust and deeds to secure debt (the “KeyBank Security Instruments” and collectively with the Bank of America Security Instruments, the Bank of America Preston Ridge Security Instrument, the Bridge Loan Security Instruments and the Bridge Loan Preston Ridge Security Instrument, the “Security Instruments”), substantially in the Approved Security Instrument Form encumbering all properties identified on Exhibit E hereto (collectively, the “KeyBank Properties”); provided, however, that, simultaneously with the delivery of the Security Instruments to the applicable U.S. Bank Group Lender (or at the direction of such U.S. Bank Group Lender, Fidelity National Title Insurance Company (the “Title Company”), which the Borrower shall engage to record the Security Instruments), the Borrower shall deliver such funds as are necessary (as determined by the applicable U.S. Bank Group Lender in consultation with the Borrower and the Title Company) to pay any mortgage, intangibles or other recording taxes that may be due in connection with the recording of same; and provided, further, that any security instrument encumbering a property located in New York or Virginia shall state that the amount secured thereby shall be limited to (i) in the case of the Combined Pool Properties, 100% of the appraised value (pursuant to appraisals in the possession of the Administrative Agent) (as reasonably determined by the applicable U.S. Bank Group Lender by allocating the applicable secured amount among the Combined Pool Properties) of the applicable property, and (ii) in the case of the KeyBank Properties, 100% of Gross Asset Value (as defined in the KeyBank Loan Agreement), as reasonably determined by KeyBank (for the avoidance of doubt, Exhibit F hereto describes certain documentation and items that are required and are not required to be delivered by the Borrower to the applicable U.S. Bank Group Lenders concurrently with the delivery of the Security Instruments);

(j)                                     the failure by the Borrower (or any successor entity) and the Guarantors, as applicable, to use its reasonable best efforts to cause (i) each of the relevant Super Entities that own each of the Combined Pool Properties (including, without limitation, Borrower) to execute and deliver, as promptly as possible following the Execution Date (with a targeted delivery date on or prior to March 15, 2008, but in any event subject to the March 31, 2008 date set forth in Section 3(l) below) an unconditional payment guaranty, substantially in the form attached hereto as Exhibit G, in favor of (A) Bank of America with respect to the Bank of America Secured Loan Amount secured by the Bank of America Security Instruments (except for Borrower, which is already obligated as Borrower, in respect thereof and except to the extent such Super Entities are already Guarantors), and the Bank of America Preston Ridge Security Instrument, respectively, and otherwise in form and substance reasonable acceptable to the Administrative Agent (it being understood that the Administrative Agent may request that any such guaranty be in the same form as the  existing Subsidiary Guarantors have previously executed), and (B) JPM with respect to the Bridge Secured Loan Amount secured by the Bridge Loan Security Instruments and the Bridge Loan Preston Ridge Security Instrument, respectively, and otherwise in form and substance reasonably acceptable to the Lender Parties and consistent with the intercreditor terms annexed as Exhibit D hereto, and (ii) each of the Centro GA Entities that own each of the KeyBank Properties to execute and deliver, as promptly as possible following the Execution Date (with a targeted delivery date on or prior to March 15, 2008) an unconditional payment guaranty in favor of KeyBank with respect to the KeyBank Secured Loan Amount secured by the KeyBank Security Instruments, and otherwise in form and substance reasonably acceptable to KeyBank (collectively, the “Payment Guarantees”);

(k)                                  the failure by the Borrower (or any successor entity) to (i) use its reasonable best efforts to execute and deliver to JPM, as promptly as possible following the Execution Date (with a targeted delivery date on or in advance of March 15, 2008, but in any event subject to the March 31, 2008 date set forth in Section 3(l) below), with respect to each of the Notes (under the Bridge Loan Agreement), two promissory notes evidencing the severance of the applicable Note into one promissory note in respect of the portion of such Note allocable to the Bridge Secured Loan Amount and an additional promissory note in respect of the remaining portion of such Note (collectively, the “Severed Notes”);

(l)                                     the failure by the relevant Super Entities and the relevant Centro GA Entities to execute and deliver to each of the applicable U.S. Bank Group Lenders at the same time, on or prior to 10:00 a.m. (prevailing New York time) on March 31, 2008, the Security Instruments, the Payment Guarantees and the Severed Notes (and all other ancillary documents related thereto that are required to be delivered pursuant to this Agreement), each of which shall have become valid, effective and enforceable against each such Super Entity and Centro GA Entity in accordance with their respective terms;

(m)                               the failure by the Borrower to deliver an operating budget with respect to the Super Entities covering the period from May 1, 2008 through and including September 30, 2008 (the “Subsequent Budget”) to the Lender Parties by no later than 5:00 p.m. (prevailing New York time) on April 23, 2008, which Subsequent Budget shall be prepared in a manner consistent with historical practices and otherwise acceptable in form and substance to the Administrative Agent and the other Lender Parties in their reasonable discretion;

(n)                                 the issuance of equity interests by any Relevant Centro Entity and/or any Super Entity to any entity or person (other than to another Centro Entity or Super Entity under commitments it has entered into which have been disclosed to the Lender Parties prior to the Execution Date);

(o)                                 the Borrower or any other Super Entity shall become contractually obligated to enter into, or enters into, any guarantee pursuant to the terms of the Australian Credit Facility, the 2005 NPA, and/or the 2007 NPA; or

(p)                                 the failure by the applicable Centro Entities, on or prior to April 30, 2008, to enter into agreements with the lenders (collectively, the “Australian Bank/Noteholder Group Lenders”) under each of (i) the Australian Credit Facility, (ii) the 2005 NPA, and (iii) the 2007 NPA (collectively, the “Further Extension Agreements”), which Further Extension Agreements shall (x) extend the corresponding scheduled maturity date under each such facility to a date that is no earlier than September 30, 2008, (y) be in form and substance reasonably acceptable to the Lender Parties.

The Administrative Agent shall use reasonable efforts to provide written notice to the Borrower and the other Lender Parties of the occurrence of any Trigger Event of which it has knowledge (without any requirement of due or reasonable inquiry); provided, however, that, notwithstanding the foregoing, providing such written notice is not required to establish the occurrence of a Trigger Event, and the failure by the Administrative Agent to deliver any such written notice shall not interfere with or impair (or be deemed to interfere or impair) in any manner whatsoever the automatic occurrence and effect of a Trigger Event in accordance with the terms hereof.

4.                                       Covenants of the Borrower and the Guarantors. The Borrower and, as applicable, the Guarantors, each agree to comply with the following covenants at all times during the Extension Period and upon and subsequent to the occurrence of any Trigger Event:

(a)                                  the Borrower shall provide to the Administrative Agent and the Lender Parties (i) by no later than 5:00 p.m. (prevailing New York time) on March 7, 2008, a revised two-year cash flow report with respect to the Super Entities in form and substance reasonably acceptable to the Lender Parties, (ii) by no later than 5:00 p.m. prevailing New York time on April 15, 2008, a strategic business plan to be prepared by the Super Entities in consultation with the financial advisor to JPM, which strategic business plan shall cover such matters relating to the Super Entities and other U.S. entities as may be reasonably requested by and shall be in form and substance reasonably acceptable to the financial advisor to JPM; and (iii) by no later than 5:00 p.m. (prevailing New York time) on March 31, 2008, the Strategic Plan (as defined in the Australian/Noteholder Bank Group Extension Agreement pertaining to the Australian Credit Facility (as defined below)), which shall be in form and substance satisfactory to the Administrative Agent and the Lender Parties by the later of (A) 5:00 p.m. (prevailing New York time) March 31, 2008 and (B) five (5) Business Days after the same is delivered to the Administrative Agent and the other Lender Parties;

(b)                                 at all times, the Borrower shall, and shall cause the Super Entities to, use cash on hand and the proceeds of loans made under the Preston Ridge Facility in compliance with and pursuant to the Budget and the documents evidencing the Preston Ridge Facility, and provide to the Lender Parties, on an ongoing basis, (A) weekly cash flow forecasts for each of the Borrower, Super and Centro NP Residual Holding LLC, each on a consolidated basis, covering consecutive thirteen-week periods, with the first such forecast to (x) relate to the thirteen-week period commencing on the Execution Date, and (y) be provided to the Lender Parties by no later than 5:00 p.m. (prevailing New York time) on February 26, 2008, (B) weekly analyses reflecting actual disbursements versus budgeted expenditures of the Borrower, on a consolidated basis, with the first such analysis to (x) relate to the one-week period commencing on the Execution Date, and (y) be provided to the Lender Parties by no later than 5:00 p.m. (prevailing New York time) on February 26, 2008, (C) the most recent quarterly and monthly financial statements for the Borrower, on a consolidated basis, including, without limitation, balance sheets and statements of income, in each case in reasonable detail and prepared in a manner consistent with historical reporting practices, and (D) the most recent organizational chart for the Super Entities and the Centro Entities, updated monthly, detailing ownership of assets by legal entity in reasonable detail (which detail shall include, but not be limited to, explanatory annotations describing, among other things, any material changes to the organizational structure of the Super Entities and the Centro Entities as compared to the organizational structure depicted on the most recently provided organizational chart) and in form and substance satisfactory to the Lender Parties, (the materials provided for in clauses (C) and (D) above shall be provided to the Administrative Agent as promptly as possible after such materials are completed by the applicable Super Entities and the Centro Entities, and in any event, in the case of clause (C), within twenty-eight (28) days after the end of each monthly period and forty-five (45) days after the end of each quarterly period, and in the case of clause (D), within twenty-eight (28) days after the end of each monthly period);

(c)                                  the Borrower and the Guarantors shall, and shall cause each of the Centro Entities and the Super Entities to, at all times cooperate fully with the Lender Parties and their respective agents and professionals (legal and financial), including, without limitation, in connection with any financial review or appraisal of the businesses, assets or financial condition of the Super Entities and/or the Centro Entities, and to provide such Lender Parties and their agents and professionals with all reasonably requested information, in all cases at the expense of the Super Entities, including any reports (including cash flow reports and forecasts and related analyses) or other due diligence provided by the Centro Entities to the Australian Bank/Noteholder Group Lenders in accordance with the Australian/Noteholder Bank Group Extension Agreements (as defined below) or otherwise provided to the advisors to such lenders during the Extension Period;

(d)                                 upon the prior request of any Lender Party, the Borrower and the Guarantors shall grant such Lender Party and its professionals (including, without limitation, its lawyers, accountants and appraisers) during business hours reasonable access to, and shall as promptly as practical schedule meetings and conference calls with, management personnel and any financial advisors or restructuring consultants retained by the Centro Entities and/or the Super Entities, it being understood and agreed that the obligations of the Borrower and the Guarantors under this Section 4(d) shall survive any expiration or termination of this Agreement;

(e)                                  except as expressly set forth herein or with the prior consent of all of the Lender Parties, the Borrower and the Guarantors each agree that it shall not make, and shall cause each of (i) the Super Entities, as applicable, not to make, any principal payments (including, without limitation, any voluntary payment in respect of interest) on account of any obligations arising during the Extension Period in respect of any indebtedness due or owing to any person (other than the Lender Parties), except to make (A) payments provided for in Section 3(f) hereof, (B) payments provided for in the proviso set forth in clause (ii) of Section 2(a) hereof, (C) payments provided in Section 2(b) hereof, (D) payments required under the loan agreement and documents comprising the Preston Ridge Facility, and/or (E) in connection with any refinancing of existing indebtedness provided that the aggregate amount of secured indebtedness associated with any such new financing, exclusive of any costs and expenses associated with such refinancing, is not in excess of the principal amount of the loan being repaid with such proceeds; and (ii) the Centro Entities, as applicable, not to make any principal payments on account of the Australian Credit Facility, the 2005 NPA, and/or the 2007 NPA; provided that the applicable Centro Entities shall be permitted to make “Permitted Payments”, as such term is defined in the Australian Bank/Noteholder Group Extension Deeds, excluding any principal payments in respect of the Australian Credit Facility, the 2005 NPA and/or the 2007 NPA under clause (b) thereof, required to be made by the applicable Centro Entities;

(f)                                    except as expressly set forth herein and other than (i) Permitted Encumbrances (excluding subparagraphs (g) and (l) thereof) and (ii) liens and security instruments granted to a lender providing financing that is to be secured by a property that is then encumbered, provided that any such liens relate to the property that is the subject of any such new financing, and the aggregate amount of secured indebtedness associated with any such new financing (exclusive of any costs and expenses relating to such new financing) is not in excess of the principal amount of the loan being repaid with such proceeds, or with the prior written consent of all of the Lender Parties, the Borrower and the Guarantors each agree, and to cause each of the Super Entities, not to grant, suffer the imposition of or permit (whether voluntary or involuntary), any liens or security interests upon any of its respective assets or property of any nature whatsoever in favor of any person, entity, partnership, corporation or creditor (other than the Lender Parties);

(g)                                 except as expressly set forth herein, each Guarantor shall cause its proportionate share of the net proceeds resulting from any sale, merger, consolidation, refinancing, equity or debt issuance, recapitalization, restructuring or other monetization event of any nature relating to any of its direct or indirect subsidiaries to be distributed to such Guarantor and held by such Guarantor in a segregated account, provided that each such Guarantor shall not withdraw any funds from such segregated account until such Guarantor, the U.S. Bank Group Lenders and the Australian Bank/Noteholder Group Lenders agree as to the manner in which such net proceeds are to be applied; provided, however, that the proceeds received by CPT which are to be deposited into a segregated account and which relate to its equity notes or units which have been encumbered as of the Effective Date under a mortgage in favor of Australia & New Zealand Banking Group Limited as security for the facility referred to in point 1 of Part A of Schedule 2 of the amended and restated extension deed for the Australian Credit Facility dated as of the Execution Date shall be reduced by any amounts due and owing on account of the obligations secured by such mortgage; provided, further, references to the net proceeds received by any Guarantor under this Section 4(g) are to proceeds received by such Guarantor after the application of all outstanding indebtedness (including, but not limited to, contingent and non-contingent liabilities and indebtedness owed on account of existing guaranty obligations) owed by (i) the applicable subsidiary effectuating the relevant monetization event as referred to above, and (ii) entities holding direct and/or indirect interests in such subsidiary;

(h)                                 the Centro Parties each agree, and agree to cause each of the Relevant Centro Entities, not to pay or disburse any cash in connection with the exercise of the Existing Put Options (as defined in the amended and restated extension deed for the Australian Credit Facility dated as of the Execution Date);

(i)                                     [intentionally omitted];

(j)                                     in respect of the revolving credit facility evidenced by the KeyBank Loan Agreement, the parties thereto hereby agree that all unused revolving credit commitments under the KeyBank Loan Agreement shall terminate and the Super Entities shall no longer be permitted to borrow (or repay and reborrow) any additional funds or obtain new letters of credit thereunder as of the date on which this Agreement becomes effective, it being understood and agreed that such termination shall survive the expiration or termination of this Agreement; provided, however, that the applicable

Centro GA Entities may renew outstanding letters of credit under the KeyBank Loan Agreement from time to time;

(k)                                  except as expressly set forth herein or with the consent of the Lender Parties, the Borrower and the Guarantors each agree that, during the Extension Period, it shall not enter into or consummate, and shall cause each of the Super Entities not to enter into or consummate, any transaction outside of the ordinary course of business (including, without limitation, intra-company transactions), and the Borrower agrees that it shall not incur, and shall cause each of the Super Entities, (i) not to incur any indebtedness not permitted by the terms of the Loan Agreement, in each case other than transactions as to which the Lender Parties have provided prior written consent, or (ii) with respect to any Super Entity that is or will be party to the Security Instruments and the Payment Guarantees, not to incur any funded indebtedness (other than in respect of the Preston Ridge Facility) or to transfer any real property owned by such Super Entity that is intended to be encumbered by the Security Instruments prior to such encumbrances being made;

(l)                                     the Borrower and the Centro Parties shall (i) provide the Lender Parties with updates on the progress of negotiations in respect of all material transactions contemplated by the Centro Entities to refinance or restructure any outstanding indebtedness, and (ii) notify the Lender Parties with respect to the occurrence of a Trigger Event promptly after becoming aware of the existence of any circumstances giving rise to such Trigger Event; and

(m)                               Notwithstanding anything to the contrary contained herein, each “Borrower,” each member of the “Group,” each “Controlled Entity” and each of the “Super Entities” and “Centro GA Entities” (each as defined in the extension deed in respect of the Australian Credit Facility (as defined in the Bridge Loan Agreement) and dated on or about the date hereof), collectively, the “Company” and each a “Company Entity”) shall not consummate any sale, assignment or disposition of any real property interest or equity interest owned by such Company Entity, or raise additional new equity or capital, or engage in any refinancing transaction that results in proceeds in an amount in excess of the original debt (exclusive of costs and expenses relating to such refinancing) prior to April 30, 2008; provided, however, that to the extent any property owned by a Company Entity is subject to a binding contract of sale as of the Execution Date, the applicable Company Entity shall be permitted to consummate the sale, assignment, or disposition of such property in accordance with the terms of such contract of sale (each, a “Permitted Property Sale”). All proceeds generated from any Permitted Property Sale shall be retained and held by the Company Entity that sold, assigned or disposed of the applicable property, and no portion of such proceeds shall be transferred to any other entity or person prior to April 30, 2008.

5.                                       Undertakings of the Lender Parties.

(a)                                  The commitment of the Lender Parties under the Loan Agreement (as modified by this Agreement) shall terminate upon termination or expiration of the Extension Period.

(b)                                 Except as expressly permitted herein, each of the Lender Parties agrees that, during the Extension Period, it shall not declare any Event of Default under the Loan Agreement in respect of any condition existing or circumstances giving rise to an Event of Default that arose prior to the Effective Date.

(c)                                  Each of the Lender Parties hereby consents to, and waives any Event of Default or Trigger Event that might otherwise arise as a result of, (i) the execution and delivery by Centro Super Residual 1 LLC (“Residual 1”) of a certain Allonge to the existing Super LLC Subordinated Intercompany Note, dated as of August 2, 2007, made by the Borrower to Residual 1 pursuant to which such note is transferred to Centro Super Residual 2 LLC (“Residual 2”), such Allonge to be in the form attached in Exhibit H hereto, and (ii) the execution and delivery by of the Borrower and Residual 2 of a certain Amended and Restated Super LLC Subordinated Intercompany Note, in the original principal amount of $26,500,000 (but under which $25,000,000 remains outstanding), which amended and restated note amends and restates the note referred to in the foregoing clause (i) in its entirety, such amended and restated note to be in the form attached in Exhibit H hereto.

(d)                                 Each of the Lender Parties hereby consents to, and waives any Event of Default or Trigger Event that might otherwise arise as a result of, the BoA Indebtedness and the applicable documentation related thereto, including the BoA Guarantees, as such terms are defined in the Australian Bank/Noteholder Group Extension Agreement related to the Australian Credit Facility.

(e)                                  Each Lender Party agrees to provide information and cooperate as reasonably requested by the Borrower in connection with the Borrower’s obligations under this Agreement to provide the Security Instruments, Payment Guarantees and the Severed Notes, in each case at the Borrower’s sole cost and expense.

(f)                                    Each Lender Party agrees and acknowledges that if a Collateral Non-Compliance Certificate (as defined in the letter agreement dated as of the date hereof with respect to the Bridge Loan Agreement (the “Super Extension Agreement”)) is timely delivered in accordance with Section 4(i) of the Super Extension Agreement, the Security Instruments, the Payment Guarantees, and any other security interest granted or as contemplated by Section 3(i) (and all other ancillary documents related thereto), in each case to which the Lender Parties become parties by reason of the transactions contemplated hereby, shall be automatically, unconditionally and absolutely released, discharged and terminated and shall be null and void ab initio effective from the date on which the Collateral Non Compliance Certificate is delivered. Each Lender Party makes this agreement and acknowledgment in consideration for the agreement by the Australian Bank/Noteholder Group Lenders to allow the automatic release of the Category 2 Additional Guarantees as set forth in Section 4(i) of the Super Extension Agreement. Each Lender Party agrees to take all actions reasonably required by the Borrower (at the Borrower’s sole cost and expense) to effect the release, discharge and termination of the liens and guarantees as contemplated in the immediately preceding sentence. The Lender Parties agree that the Australian Bank/Noteholder Group Lenders are intended to benefit from this section 5(f).

(g)                                 The Administrative Agent acknowledges and agrees, on behalf of the Lender Parties, not to accept any of the Security Instruments, Severed Notes, or Payment Guarantees to which it is a party, unless and until, after reasonable inquiry, it receives confirmation from JPM and KeyBank, respectively, that Super and the relevant entities related to the Bridge Loan Agreement and the relevant borrowers have delivered the Security Instruments and Payment Guarantees to be provided to JPM and KeyBank pursuant to Section 3(i) hereof.

6.                                       No Waiver of Rights or Remedies; No Post-Bankruptcy Applicability. Each of the Lender Parties and each of the Super Entities agrees that other than as expressly set forth herein, nothing in this Agreement or the performance by the parties of their respective obligations hereunder (a) constitutes or shall be deemed to constitute a waiver of any of the parties’ rights or remedies under the terms of the Loan Documents or applicable law, all of which are hereby reserved, including, without limitation, all rights and remedies in connection with any bankruptcy, administration or receivership proceedings in respect of a Super Entity or a Centro Entity (in each case, as to which the Extension Period provided for herein shall automatically terminate) or (b) shall modify, impair or limit any of the rights of any Lender Party, whether pursuant to the Loan Documents, at law, in equity or otherwise. Upon termination of the Extension Period, all defaults and Events of Default in existence under the Loan Agreement shall be in effect without further action or notice, and the Lender Parties reserve their rights thereafter to pursue all rights and remedies available under the Loan Documents and applicable law.

7.                                       Acknowledgements, Representations and Agreements of the Borrower and the Guarantors.

(a)                                  The Borrower and the Guarantors each understand the temporary nature of the provisions of this Agreement, and acknowledge and agree that no Lender Party has any obligation to expand or extend any of the terms hereof.

(b)                                 The Borrower and the Guarantors each agree that they will provide prompt notice to each of the Lender Parties of (i) any event that constitutes grounds for the termination of this Agreement within one (1) Business Day of receipt of becoming aware of any such grounds, and (ii) any written notice of default received by any Super Entity or Centro Entity from any lender party to any loan agreement or other material financing agreement, within three (3) Business Days of actual receipt of written notice of such event that would have a material adverse effect on the business or financial affairs of the Centro Entities or the Super Entities, in each case taken as a whole.

(c)                                  Except as provided herein, the Borrower and the Guarantors each agree that no dividends or distributions shall be made by the Super Entities in respect of their respective ownership interests, and no purchase, redemption, sinking fund or retirement of such ownership interests or of any warrants, options, or other rights with respect to such ownership interests; provided, however, that the Super Entities shall be entitled to redeem up to $750,000 of Class A preferred units during the Extension Period to the extent redemption is required pursuant to the underlying documentation evidencing such Class A preferred units.

(d)                                 The Borrower and the Guarantors each hereby acknowledge, confirm and agree that (i) it has no grounds for disputing the validity or enforceability of the Loan Documents or any of its Obligations thereunder, or the validity, priority, enforceability or extent of the Lender Parties’ security interest in or lien against any item of collateral thereunder in any judicial, administrative, or other proceeding, either during or following the termination or expiration of the Extension Period, and (ii) the Lender Parties have and shall continue to have valid, enforceable and perfected first priority liens upon and security interests in the collateral previously granted to the Lender Parties pursuant to the Loan Documents and related agreements.

(e)                                  [intentionally omitted]

(f)                                    The Borrower and the Guarantors each hereby acknowledge that (A) time is of the essence with respect to the satisfaction of all of their respective obligations under this Agreement, including, without limitation, their respective obligations under subclauses (i), (j) and (k) of Section 3 hereof, the execution and delivery of the Security Instruments, the Severed Notes and the Payment Guarantees by the applicable Super Entities and the grant of the Additional Guarantees and the Further Additional Guarantees subject to and in accordance with the terms and conditions set forth in Section 4(i) hereof, and (B) the acknowledgements of the Borrower and the Guarantors as set forth in clause (A) of this Section are material inducements to the Lender Parties’ willingness to enter into this Agreement.

(g)                                 The Borrower and the Guarantors each hereby represent and warrant that the execution and delivery of the Security Instruments (and certain related deliveries required to be provided, as set forth on Exhibit F hereto), the Severed Notes and the Payment Guarantees, and the performance of all obligations of the applicable Super Entities and/or the Centro Entities party thereto including, without limitation, the payment by Borrower of all mortgage and related tax obligations associated with the Security Instruments, in each case as contemplated by this Agreement, shall not contravene, result in any breach of, or constitute a default under any existing contractual or other obligation of any of the Super Entities and/or the Centro Entities.

(h)                                 The Borrower hereby acknowledges and agrees that, upon execution and delivery thereof, the Security Instruments and the Payment Guarantees (to the extent required to be delivered to the Lender Parties) shall be deemed to be Loan Documents. The Borrower further acknowledges and agrees that it shall cause the Super Entities to comply with the terms of the Security Instruments and such Payment Guarantees, and that any material failure to perform or breach of its obligations thereunder, or any repudiation of any Loan Document, shall constitute an Event of Default.

(i)                                     The Borrower agrees to provide promptly (and in any event, within one (1) Business Day after receipt) to each of the U.S. Bank Group Lenders and the Australian Bank/Noteholder Group Lenders a copy of any Collateral Non-Compliance Certificate received by it.

8.                                       Representations and Warranties by All Parties.  Each of the parties hereto hereby represents and warrants that each of the following statements is true, accurate and complete as to such party as of the Execution Date:

(a)                                  such party has carefully read and fully understood all of the terms and conditions of this Agreement;

(b)                                 such party has consulted with, or had a full and fair opportunity to consult with, an attorney regarding the terms and conditions of this Agreement;

(c)                                  such party has had a full and fair opportunity to participate in the drafting of this Agreement;

(d)                                 such party is freely, voluntarily, knowingly and intelligently entering into this Agreement;

(e)                                  in entering into this Agreement, such party has not relied upon any representation, warranty, covenant or agreement not expressly set forth herein and in the Loan Agreement and other documents delivered in connection therewith;

(f)                                    this Agreement has been duly authorized and validly executed and delivered by such party and constitutes each such party’s legal, valid and binding obligation, enforceable in accordance with its terms;

(g)                                 each party is executing this Agreement and agreeing to be bound on account of the Loan Agreement; and

(h)                                 such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the full power and legal authority to execute this Agreement, consummate the transactions contemplated hereby, and perform its obligations hereunder.

9.                                       Release.  In consideration of the time and effort to be expended by each of the Lender Parties in connection with the matters described in this Agreement, the grant of the relief provided for hereunder and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower and each of the Guarantors, the Borrower and each of the Guarantors, each on behalf of itself and the other Super Entities and Centro Entities, respectively, and its and their respective present and former agents, principals, officers, directors, employees, attorneys, subsidiaries, parents, affiliated entities and predecessor and successor firms (collectively, the “Releasors”), each hereby irrevocably and unconditionally releases and forever discharges each Lender Party, its respective affiliates and the officers, directors, employees, agents and advisors of each Lender Party and its respective affiliates

(collectively, the “Indemnified Parties”) from any and all claims (“Claims”, which shall be defined to include actions, causes of action, rights, debts, obligations, damages, liabilities, losses, liens, fees, costs, expenses, assertions of lost revenues or business opportunities, controversies, promises, and demands) in law or at equity, known or unknown, ascertained or not ascertained, suspected or unsuspected, that the Releasors ever had, now have, or shall or may have, solely to the extent such Claims arise in connection with or concern any discussions, meetings or information exchange contemplated under the Loan Agreement and/or this Agreement through the Execution Date.  The provisions set forth in this Section 9 shall survive any termination or expiration of this Agreement.

10.                                 Indemnification.  This Agreement and the transactions contemplated under this Agreement shall constitute part of the Loan Agreement for purposes of indemnification and the indemnification provisions provided therein shall extend to this Agreement and the transactions contemplated hereunder.  The provisions of this Section 10 shall not limit the indemnification rights of any party under the Loan Agreement.

11.                                 Reaffirmation of Guarantee Obligations by the Guarantors.  Each Guarantor hereby unconditionally reaffirms its respective continuing guaranty obligations to the Administrative Agent and the Lenders under the applicable Guaranty and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of such guaranties or the Loan Documents or the applicable Guaranty or reduce, impair or discharge their obligations thereunder.

12.                                 Sharing of Information.  The Borrower and the Guarantors each agree to allow each of the Lender Parties to participate in conversations and meetings and exchange confidential information regarding any of the Centro Entities and/or the Super Entities (including without limitation, relating to transactions and potential transactions under the Loan Agreement and/or other material financing agreements, or the business, operations, financial condition or prospects of the Centro Entities and/or the Super Entities) with each of the other Lender Parties, any other lender to the Centro Entities and/or the Super Entities, any advisors to any of the Centro Entities and/or the Super Entities, and/or any other entities or persons participating in or contemplating transactions with any Centro Entity and/or Super Entity.  All such conversations and meetings and exchanges of confidential information shall be subject to Section 11.16 of the Loan Agreement, as modified by the immediately preceding sentence.

13.                                 Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

14.                                 Effectiveness; Conditions Precedent.

(a)                                  This Agreement shall become effective upon the date that the parties hereto execute and deliver signature pages to this Agreement.

(b)                                 The following items shall be conditions precedent to the effectiveness of this Agreement:  (i) each U.S. Bank Group Lender (other than the Lender Parties) shall have executed and delivered to the applicable Super Entities and/or Centro Entities an agreement (such agreements, collectively, the “Other U.S. Bank Group Extension Agreements”, each of which Other U.S. Bank Group Extension Agreements is annexed hereto as Exhibit I and Exhibit J, respectively) containing terms and conditions substantially similar in all material respects to this Agreement (which, for the avoidance of doubt, shall extend the maturity dates of such other loan obligations to at least September 30, 2008), in each case in form and substance satisfactory to the Administrative Agent in all material respects; (ii) each Australian Bank/Noteholder Group Lender shall have executed and delivered to the applicable Centro Entities an agreement (such agreements, collectively, the “Australian Bank/Noteholder Group Extension Agreements” and collectively with the U.S. Bank Group Extension Agreements, the “Other Bank/Noteholder Group Extension Agreements”, each of which Other Bank/Noteholder Group Extension Agreements is annexed hereto as Exhibit K and Exhibit L, respectively)) containing terms and conditions substantially similar in all material respects to this Agreement (which, for the avoidance of doubt, shall extend the maturity dates of such other loan obligations to at least April 30, 2008), in each case in form and substance satisfactory to the Administrative Agent in all material respects; and (iii) the Centro Entities and the Super Entities shall have delivered such other documents, instruments and agreements as the Administrative Agent may reasonably request (it being acknowledged that clauses (i), (ii) and (iii) shall be satisfied upon delivery by each U.S. Bank Group Lender (other than the Lender Parties) and each Australian Bank/Noteholder Group Lender of its executed signature pages to the applicable documents).

15.                                 Successors; Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

16.                                 Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

17.                                 Exculpation.  The person signing this Agreement on behalf of Borrower is signing strictly in his/her corporate capacity and not in an individual capacity.  The Lender Parties shall not assert, seek or obtain, and there shall be no personal liability against the person signing this Agreement, other than with respect to, or arising by virtue of, fraud, intentional misstatement or gross mismanagement.

18.                                 GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

19.                                 SUBMISSION TO JURISDICTION; DESIGNATION OF AGENT FOR RECEIPT OF SERVICE OF PROCESS.  THE BORROWER AND THE GUARANTORS AND THE LENDER PARTIES EACH AGREE TO SUBMIT TO THE

NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF EITHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO OR ARISING OUT OF THE MATTERS CONTEMPLATED BY THIS AGREEMENT.  IN ADDITION, EACH GUARANTOR FURTHER AGREES TO DESIGNATE THE BORROWER AS AGENT FOR RECEIPT OF SERVICE OF PROCESS ON BEHALF OF EACH GUARANTOR, AND TO WAIVE ANY CLAIM OR DEFENSE BASED ON THE ACCEPTANCE OF SERVICE ON ITS BEHALF BY THE BORROWER.

20.                                 WAIVER OF TRIAL BY JURY.  THE BORROWER, THE GUARANTORS AND THE LENDER PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

21.                                 Loan Documents.  This Agreement shall constitute an amendment to the Loan Agreement, and shall be deemed to be a Loan Document.  Nothing contained herein shall be deemed to modify, alter, amend or revise any term, condition or provision of the Loan Agreement except as specifically set forth herein.  On and after the Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

22.                                 Amendments and Waivers.  Any amendment or waiver of this Agreement shall not be effective unless in a writing signed by the parties hereto.

BORROWER:	CENTRO NP LLC, a Maryland limited liability company

	By:	/s/ John Hutchinson
	Name:	John Hutchinson
	Title:	Vice President

GUARANTORS:	NEW PLAN REALTY TRUST, LLC a Delaware limited liability company

	By:	/s/ John Hutchinson
	Name:	John Hutchinson
	Title:	Vice President

EXCEL REALTY TRUST - ST, LLC, a Delaware limited liability company

	By:	/s/ John Hutchinson
	Name:	John Hutchinson
	Title:	Vice President

NEW PLAN FLORIDA HOLDINGS, LLC, a Delaware limited liability company

	By:	/s/ John Hutchinson
	Name:	John Hutchinson
	Title:	Vice President

CA NEW PLAN ASSET PARTNERSHIP IV, L.P., a Delaware limited partnership

	By:	CA New Plan Asset, Inc., a Delaware corporation, its sole general partner
By: /s/ John Hutchinson
Name: John Hutchinson
Title: Vice President

EXCEL REALTY TRUST-NC, a North Carolina general partnership

	By:	NC Properties #1 Inc., a Delaware corporation, its managing partner
	By:	/s/ John Hutchinson
Name: John Hutchinson
Title: Vice President

NP OF TENNESSEE, L.P., a Delaware limited partnership

By:	New Plan of Tennessee, Inc., a Delaware corporation, its sole general partner

By:	/s/ John Hutchinson
Name:		John Hutchinson
Title:		Vice President

POINTE ORLANDO DEVELOPMENT COMPANY, a California general partnership

By:	ERT Development Corporation, a Delaware corporation, general partner

	By:	/s/ John Hutchinson
	Name:	John Hutchinson
	Title:	Vice President

By:	ERT Pointe Orlando, Inc., a New York Corporation, general partner

	By:	/s/ John Hutchinson
By:
	Name:	John Hutchinson
	Title:	Vice President

CA NEW PLAN TEXAS ASSETS, L.P., a Delaware limited partnership

By:		CA New Plan Floating Rate SPE, Inc., a Delaware corporation, its sole general partner

By:		/s/ John Hutchinson
Name:		John Hutchinson
Title:		Vice President

HK NEW PLAN EXCHANGE PROPERTY OWNER I, LLC, a Delaware limited liability company

By:		/s/ John Hutchinson
Name:	John Hutchinson
Title:	Vice President

HK NEW PLAN EXCHANGE PROPERTY OWNER II, L.P., a Delaware limited partnership

By:	HK New Plan Lower Tier OH, LLC, a Delaware limited
liability company, its general partner

	By:	/s/ John Hutchinson
	Name:	John Hutchinson
	Title:	Vice President

NEW PLAN OF ILLINOIS, LLC, a Delaware limited liability company

By:	/s/ John Hutchinson
Name:	John Hutchinson
Title:	Vice President

NEW PLAN PROPERTY HOLDING COMPANY, a Maryland real estate investment trust

By:	/s/ John Hutchinson
Name:	John Hutchinson
Title:	Vice President

NEW PLAN OF MICHIGAN, LLC, a Delaware limited liability company

By:	/s/ John Hutchinson
Name:	John Hutchinson
Title:	Vice President

NEW PLAN EXCEL REALTY TRUST, INC., a Maryland corporation
By:	/s/ John Hutchinson
Name:	John Hutchinson
Title:	Vice President

CENTRO PROPERTIES LIMITED

By:	/s/ Brian Healey
Name:	Brian Healey
Title:	Director

By:	/s/ Elizabeth Hourigan
Name:	Elizabeth Hourigan
Title:	Company Secretary

CPT MANAGER LIMITED, as Responsible Entity of the Centro Property Trust

By:	/s/ Brian Healey
Name:	Brian Healey
Title:	Director

By:	/s/ Elizabeth Hourigan
Name:	Elizabeth Hourigan
Title:	Company Secretary

CONSENTED AND AGREED TO
THIS 14th DAY OF FEBRUARY, 2008:

BANK OF AMERICA, N.A.

By:	/s/ Michael W. Edwards
Name: Michael W. Edwards
Title: Senior Vice President

Exhibit A

Initial Budget

Exhibit B

Released Guarantees and Additional Guarantees

Exhibit C

Combined Pool Properties

Exhibit D

Intercreditor Terms

Exhibit E

Key Bank Properties

Exhibit F

Deliverables in Connection with Security Instruments

1.               Assignment of Leases (in form to be agreed upon and only where necessary) and UCC’s will be provided and recorded/filed

2.               Legal opinions as to due execution, legal authority and other customary opinions with respect to corporate formalities will be provided

3.               Current organizational documents pertaining to the Super Entities that own the properties to be encumbered

4.               Copies of existing diligence items including, but not limited to, existing property surveys and title policies, will be provided

5.               Legal opinions as to enforceability under law of the states in which the applicable mortgaged properties are located will not be required

6.               Title insurance will not be provided

7.               Updated appraisals and reliance letters will not be required

8.               Updated environmental and engineering reports and reliance letters will not be required

9.               Updated Surveys will not be required

10.         Tenant Estoppel Certificates and SNDA’s will not be required

11.         Updated zoning reports will not be required

12.         UCC searches will not be required

13.         No property transfers or single purpose bankruptcy remote owner entities will be required

14.         Non-consolidation opinions and bankruptcy remoteness will not be required

Exhibit G

Form of Payment Guarantee

Exhibit H

Allonge and Amended and Restated Note (Preston Ridge)

Exhibit I

Extension Agreement Related to Bridge Loan Agreement

Exhibit J

Extension Agreement Related to KeyBank Facilities

Exhibit K

Extension Agreement Related to Australian Credit Facility

Exhibit L

Extension Agreement Related to 2005 NPA and 2007 NPA